UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) July 29, 2010

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2010, Corning Incorporated announced that Peter F. Volanakis will retire as President and Chief Operating Officer on or before December 31, 2010, following 28 years of distinguished service. Mr. Volanakis will retire from the Board of Directors and the Board’s Finance and Executive Committees on December 1, 2010.

As approved by the Board’s Compensation Committee on July 30, 2010, Corning will pay Mr. Volanakis $1,000,000 in December 2010 in recognition of his long service to the Company and for the retention of his services through year end.

Beginning January 1, 2011, Mr. Volanakis will perform consulting duties, under the terms of a transition agreement, a copy of which will be filed as an exhibit to Corning’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. For his continued advice and assistance through December 31, 2012, Mr. Volanakis will receive compensation of $903,000, to be paid in eight quarterly installments of $112,875 each, beginning March 31, 2011, and be reimbursed for reasonable travel and business expenses incurred at Corning’s request. Mr. Volanakis will be entitled to benefits as a retired employee of the Company. The transition agreement requires Mr. Volanakis to adhere to certain confidentiality, non-compete and non-solicitation requirements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: July 30, 2010	By	/s/ DENISE A. HAUSELT
Denise A. Hauselt
Vice President, Secretary & Assistant General Counsel